Exhibit 10.3
THE HAMILTON BEACH BRANDS, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective as of December 1, 2007)

HAMILTON BEACH BRANDS, INC.
UNFUNDED BENEFIT PLAN
               Hamilton Beach Brands, Inc. (the “Company”) does hereby amend and completely restate the Hamilton Beach Brands, Inc. Unfunded Benefit Plan to read as follows:
ARTICLE I
PREFACE
          SECTION 1.1 Effective Date. The original effective date of this Plan was March 10, 1993. This restatement shall be effective as of December 1, 2007; provided, however, that certain provisions of this restatement are effective as of other dates as indicated herein.
          SECTION 1.2 Purpose of the Plan. For periods prior to January 1, 2008, the purpose of this Plan was to (a) provide for certain Employees the benefits they would have received under the Cash Balance Plan but for (i) the dollar limitation on Compensation taken into account as a result of Section 401(a)(17) of the Code, and (ii) the limitations imposed under Section 415 of the Code, and/or (b) provide for certain Employees the benefits they would have received under the Savings Plan but for the limitations imposed under Section 402(g), 401(a)(17), 401(k)(3) or 415 of the Code.
          SECTION 1.3 Governing Law. This Plan shall be regulated, construed and administered under the laws of the Commonwealth of Virginia, except when preempted by federal law.
          SECTION 1.4 Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.
          SECTION 1.5 Code Section 409A.
               (a) As a result of the changes to the payment provisions of this Plan in accordance with the Code Section 409A transitional rules, none of the Sub-Accounts are “grandfathered” under Code Section 409A. Notwithstanding the foregoing, for administrative and recordkeeping purposes, (1) the following Sub-Accounts have been classified as the “Pre-2005 Sub-Accounts”: (i) the Excess Matching Sub-Account, (ii) amounts credited to the Excess 401(k) Sub-Account for periods prior to January 1, 2005 (the “Pre-2005 Excess 401(k) Sub-Account”) and (iii) amounts credited to the Excess Profit Sharing Sub-Account for Pre-2005 Plan Years (including the amount that was credited in 2005 for the 2004 Plan Year) (the “Pre-2005 Excess Profit Sharing Sub-Account”) and (2) the following Sub-Accounts have been classified as the “Post-2004 Sub-Accounts”: (i) amounts credited to the Excess 401(k) Sub-Account for periods on or after January 1, 2005 and on or before December 31, 2007 (the “Post-2004 Excess 401(k) Sub-Account”), (ii) all amounts credited to the Excess Employer Added Sub-Account for 2007 and prior Plan Years and (iii) amounts credited to the Excess Profit Sharing Sub-Account for the 2005 through 2007 Plan Years (the “Post-2004 Excess Profit Sharing Sub-Account”).

               (b) It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of Section 409A of the Code. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Company does not guarantee any particular tax result to Participants or Beneficiaries with respect to any amounts deferred or any payments provided hereunder, including tax treatment under Code Section 409A.
          SECTION 1.6 Benefit Freeze/Partial Plan Termination. All Excess Retirement Benefits under the Plan shall be frozen as of December 31, 2007; provided, however, that interest shall continue to be credited on all Sub-Accounts other than the Excess Cash Balance Sub-Accounts after such date, as specified in the Plan. The portion of the Plan that applies to all Cash Balance Employees shall terminate effective December 31, 2007. The portion of the Plan that applies to Participants who are not Covered Employees shall automatically terminate in 2008 when the last non-Covered Employee receives a payment of his entire remaining Sub-Accounts hereunder.
ARTICLE II
DEFINITIONS
               Except as otherwise provided in this Plan, terms defined in the Qualified Plans as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.
          SECTION 2.1 Account shall mean the record maintained by the Company in accordance with Section 3.6 as the sum of the Participant’s Excess Retirement Benefits hereunder.
          SECTION 2.2 Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.
          SECTION 2.3 Cash Balance Employee shall mean a participant in the Cash Balance Plan.
          SECTION 2.4 Cash Balance Plan shall mean Part II of the Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries (commonly known as the “Hamilton Beach/Proctor-Silex, Inc. Profit Sharing Retirement Plan”) (or any successor thereto), as the same may be amended from time to time. Benefits under the Cash Balance Plan (other than interest credits) were permanently frozen effective for Plan Years beginning on or after January 1, 1997.
          SECTION 2.5 Change in Control shall mean the occurrence of an event described in Appendix A hereto.
          SECTION 2.6 Company shall mean Hamilton Beach Brands, Inc. (known as Hamilton Beach/Proctor-Silex, Inc. prior to August 28, 2007).

          SECTION 2.7 Compensation. The term “Compensation” shall have the same meaning as under the Savings Plan, except that Compensation shall be deemed to include (a) the amount of compensation deferred by the Participant under this Plan and (b) amounts in excess of the limitation imposed by Code Section 401(a)(17).
          SECTION 2.8 Compensation Committee shall mean the Compensation Committee of the Board of Directors of the Company or an authorized sub-committee thereof.
          SECTION 2.9 Covered Employee means any Participant who, prior to December 31, 2007, is designated by the Compensation Committee as an actual or potential “covered employee” for purposes of Code Section 162(m) for the 2008 calendar year.
          SECTION 2.10 Employer Added Employee shall mean a participant in the Savings Plan who is eligible for Retirement Contributions.
          SECTION 2.11 Excess Retirement Benefit or Benefit shall mean an Excess Pension Benefit, an Excess Profit Sharing Benefit, an Excess Employer Added Benefit, a Basic or Additional Excess 401(k) Benefit or an Excess Matching Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.
          SECTION 2.12 Fixed Income Fund shall mean the Vanguard Retirement Savings Trust IV under the Savings Plan or any equivalent fixed income fund thereunder which is designated as the successor to such fund.
          SECTION 2.13 401(k) Employee shall mean a participant in the Savings Plan who is eligible for Before-Tax Contributions.
          SECTION 2.14 Key Employee. Effective April 1, 2008, a Participant shall be classified as a Key Employee if he meets the following requirements:
•	The Participant, with respect to the Participant’s relationship with the Company and the Controlled Group Members, met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i)(5)) and the Treasury Regulations issued thereunder at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Termination of Employment occurs during the 12-month period beginning on the most recent Effective Date (defined below). When applying the provisions of Code Section 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (i) the definition of “compensation” (A) shall be as defined in Treasury Regulation Section 415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (ii) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.

•	The Identification Date for Key Employees is each December 31st and the Effective Date is the following April 1st. As such, any Employee who is classified as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing on the following April 1st.

•	Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.
          SECTION 2.15 Participant.
               (a) For purposes of Section 3.1 of the Plan, the term “Participant” shall mean a Cash Balance Employee whose benefit under the Cash Balance Plan was limited by the application of Section 401(a)(17) or 415 of the Code.
               (b) For purposes of Section 3.2 of the Plan, the term “Participant” shall mean a Profit Sharing Employee (i) whose Post-1996 Profit Sharing Contributions for a Plan Year are limited by the application of Section 401(a)(17) or 415 of the Code or are reduced as a result of his deferral of Compensation under this Plan and (ii) who is classified in job grades 17 or above and whose total compensation from the Controlled Group for the year of such Contribution is at least $115,000.
               (c) For purposes of Section 3.3 of the Plan, the term “Participant” shall mean a 401(k) Employee (i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Savings Plan, because of the limitations imposed under Section 402(g), 401(a)(17) or 401(k)(3) of the Code and (ii) who is classified in job grades 17 or above and whose total compensation from the Controlled Group for the year in which the deferral election is required is at least $115,000.
               (d) For purposes of Section 3.5 of the Plan, the term “Participant” shall mean an Employer Added Employee (i) whose Retirement Contributions for a Plan Year are limited by the application of Section 401(a)(17) or 415 of the Code or are reduced as a result of his deferral of Compensation under this Plan and (ii) who is classified in job grades 17 or above and whose total compensation from the Controlled Group for the year of such Contribution is at least $115,000.
               (e) The term “Participant” shall also include any other person who has an Account balance hereunder. Notwithstanding any provision of the Plan to the contrary, no new Participants shall be added to the Plan after December 31, 2007.
          SECTION 2.16 Plan shall mean the Hamilton Beach Brands, Inc. Unfunded Benefit Plan as herein set forth or as duly amended.
          SECTION 2.17 Plan Administrator shall mean the Administrative Committee appointed under the Savings Plan.
          SECTION 2.18 Plan Year shall mean the calendar year.

          SECTION 2.19 Profit Sharing Employee shall mean a participant in the Savings Plan who is eligible for Post-1996 Profit Sharing Contributions.
          SECTION 2.20 Qualified Plan shall mean (a) for Cash Balance Employees, the Cash Balance Plan, (b) for Profit Sharing Employees and Employer Added Employees, the profit-sharing portion of the Savings Plan and (c) for 401(k) Employees, the Before-Tax Contributions portion of the Savings Plan. References throughout this Plan to a “Qualified Plan” shall be deemed to refer to the underlying Qualified Plan to which a particular Benefit relates.
          SECTION 2.21 ROTCE means ROTCE as determined by the Compensation Committee for purposes of granting awards under the Company’s long-term incentive compensation plan for a particular Plan Year.
          SECTION 2.22 ROTCE Rate. For 2007 and prior Plan Years, ROTCE Rate means the rate determined under the following table for a particular Plan Year:

(A) ROTCE	(B) ROTCE RATE
4%	2%
6%	4%
8%	6%
10%	8%
15%	10%
20%	12%
25% or higher	14%
               In any Plan Year when ROTCE is other than the exact amount shown under column (A) in the above table, the ROTCE Rate for such Plan Year shall be determined by the Company using linear interpolation.
          SECTION 2.23 ROTCE Table Rate. For 2008 and future Plan Years, the ROTCE Table Rate shall mean the interest rate determined under the annual ROTCE Table that is adopted and approved by the Compensation Committee within the first 90 days of each Plan Year.
          SECTION 2.24 Savings Plan shall mean the Hamilton Beach Brands, Inc. Employees’ Retirement Savings Plan (401(k)), as the same may be amended from time to time, or any successor thereto.
          SECTION 2.25 Termination of Employment means, with respect to any Participant’s relationship with the Company and the Controlled Group Members, a separation from service as defined under Code Section 409A (and the regulations and other guidance issued thereunder).
          SECTION 2.26 Valuation Date shall mean the last business day of each calendar month and any other date chosen by the Plan Administrator.
ARTICLE III
EXCESS RETIREMENT BENEFITS — CALCULATION OF AMOUNT
          SECTION 3.1 Excess Pension Benefits. The Excess Pension Benefit payable to a Participant who is a Cash Balance Employee shall be an amount equal to the excess, if any, of (a) the Cash Balance Account balance that would be payable to such Participant under the Cash Balance Plan as of December 31, 2007 if such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and, effective as of January 1, 1995, the definition of Compensation under such Plan included any amounts deferred under Section 3.3 of this Plan, over (b) the amount of the Cash Balance Account balance that is actually payable to the Participant under the Cash Balance Plan as of December 31, 2007 (including interest credits for the 2007 Plan Year) (the “Excess Cash Balance Sub-Account”). The Excess Pension Benefits (other than interest credits) under the Plan were frozen as of January 1, 1997 and all Excess Pension Benefits (including interest credits) under the Plan were frozen as of December 31, 2007.
          SECTION 3.2 Excess Profit Sharing Benefits. The Company shall credit to a Sub-Account (the “Excess Profit Sharing Sub-Account”) established for each Participant who is a Profit Sharing Employee, an amount equal to the excess, if any, of (a) the amount of the Company’s Post-1996 Profit Sharing Contribution which would have been made to the profit sharing portion of the Savings Plan on behalf of the Participant if (i) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (ii) the term “Compensation” (as defined in Section 2.7 hereof) were used for purposes of determining the amount of profit sharing contributions under the Savings Plan, over (b) the amount of the Company’s Post-1996 Profit Sharing Contribution which is actually made to the Savings Plan on behalf of the Participant for such Plan Year (the “Excess Profit Sharing Benefits”). Notwithstanding the foregoing, the last Excess Profit Sharing Benefits that are credited to the Excess Profit Sharing Sub-Accounts shall be for the 2007 Plan Year.
          SECTION 3.3 Basic and Additional Excess 401(k) Benefits.
               (a) Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a Participant, may, prior to the first day of any Plan Year prior to 2008, by completing an approved deferral election form, direct the Company to reduce his Compensation for such Plan Year by the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Savings Plan for such Plan Year by reason of the application of the limitations imposed under Sections 402(g), 401(a)(17) and 401(k)(3) of the Code (which amounts shall be referred to as the “Excess 401(k) Benefits”). Notwithstanding the

foregoing, no additional Excess 401(k) Benefits shall be credited to the Excess 401(k) Sub-Accounts after December 31, 2007.
               (b) Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the “Basic Excess 401(k) Benefits” and the “Additional Excess 401(k) Benefits” as follows:
               (i) The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and
               (ii) The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying such Excess 401(k) Benefit by a fraction, the numerator of which is the excess (if any) of (1) the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year over (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.
The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder. The Basic and Additional Excess 401(k) Sub-Accounts shall be referred to collectively as the “Excess 401(k) Sub-Account.”
               (c) Consequences of Deferral Election. Any direction by a Participant to defer Compensation under Subsection (a) shall be effective with respect to Compensation otherwise payable to the Participant during the Plan Year for which the deferral election form is in effect, and the Participant shall not be eligible to receive such Compensation. Instead, such amounts shall be credited to the Participant’s Basic and Additional Excess 401(k) Sub-Accounts (as applicable). Any such direction shall be irrevocable with respect to Compensation earned for such Plan Year, but shall have no effect on Compensation that is earned in subsequent Plan Years. A new deferral election will be required for each Plan Year; provided, however, that no new deferral elections shall be permitted under the Plan for Plan Years beginning on or after January 1, 2008.
          SECTION 3.4 Excess Matching Benefits. For periods prior to January 1, 2005, the Excess Matching Sub-Accounts of 401(k) Employees were credited with an amount equal to the Post-1994 Matching Employer Contributions attributable to the Basic Excess 401(k) Benefits that he was prevented from receiving under the Savings Plan because of the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) (collectively, the “Excess Matching Benefits”).         .
          SECTION 3.5 Employer Added Benefits. The Company shall credit to a Sub-Account (the “Excess Employer Added Sub-Account”) established for each Participant who is an Employer Added Employee, an amount equal to the excess, if any, of (i) the amount of the Company’s Retirement Contributions that would have been made to the profit sharing portion of the Savings Plan on behalf of the Participant if (1) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term “Compensation” (as defined in Section 2.7 hereof) were used for purposes of determining the amount of Retirement Contributions under the Savings Plan, over (ii) the amount of the Company’s Retirement Contribution which is actually made to the Savings Plan on behalf of the Participant for such Plan Year (the “Excess Employer Added Benefits”). Notwithstanding the foregoing, the last Excess Employer Added Benefits that are credited to the Excess Employer Added Sub-Accounts shall be for the 2007 Plan Year.
          SECTION 3.6 Participant’s Account. The Company shall establish and maintain on its books an Account for each Participant which shall contain the following entries:
               (a) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.2, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants’ Accounts under the Savings Plan;
               (b) Credits to a Basic or Additional Excess 401(k) Sub-Account (as applicable) for the Basic and Additional Excess 401(k) Benefits described in Section 3.3, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from making a Before-Tax Contribution under the Savings Plan;
               (c) Credits to an Excess Matching Sub-Account for the Excess Matching Benefits described in Section 3.4, which were credited to the Sub-Account when a 401(k) Employee was prevented from receiving Post-1994 Matching Employer Contributions under the Savings Plan;
               (d) Credits to an Excess Employer Added Sub-Account for the Excess Employer Added Benefits described in Section 3.5, which shall be credited to the Sub-Account when an Employer Added Employee is prevented from receiving Retirement Contributions under the Savings Plan;
               (e) Credits to all such Sub-Accounts for the earnings described in Article IV, which shall continue until the Sub-Accounts have been distributed to the Participant or his Beneficiary; and
               (f) Debits for any distributions made from such Sub-Accounts.
               (g) For administrative and recordkeeping purposes, the Company shall make the above-described credits and debits to the Participant’s Pre-2005 Sub-Accounts or Post-2004 Sub-Accounts, as applicable.
               The Company has also established a “notional account” in the name of each Cash Balance Employee to reflect the Excess Pension Benefits payable to such Employees.

ARTICLE IV
EARNINGS
          SECTION 4.1 Earnings For Periods Before January 1, 2008.
               (a) Basic 401(k) and Matching Sub-Accounts and Profit Sharing Sub-Accounts. Except as otherwise described in the Plan, for periods prior to January 1, 2008, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account and the Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the ROTCE Rate determined for such Plan Year exceeds the rate credited to the Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (1) the amount determined under the preceding sentence, and (2) the amount determined by multiplying the Participant’s average Sub-Account balance during each month of such Plan Year by the ROTCE Rate determined for such Plan Year, compounded monthly. The ROTCE Rate calculation described in the preceding sentence shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date ROTCE Rate for the month ending prior to the date the Participant terminated employment, as calculated by the Company. For any subsequent month, such ROTCE Rate calculation shall not apply. The Fixed Income Fund calculation described above for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.
               (b) Additional Excess 401(k) and Employer Added Sub-Accounts. Except as otherwise described in the Plan, for periods prior to January 1, 2008, at the end of each calendar month during a Plan Year, the Additional Excess 401(k) Sub-Account and the Employer Added Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by the blended rate earning during such month by the Fixed Income Fund. The earnings calculation for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.
          SECTION 4.2 Earnings for Periods on or After January 1, 2008.
               (a) Excess Cash Balance Sub-Account. No interest shall be credited on Participant’s Excess Cash Balance Sub-Accounts for periods on or after January 1, 2008.
               (b) Other Sub-Accounts of non-Covered Employees. Except as otherwise described in the Plan, at the end of each calendar month during 2008, the Sub-Accounts of each Participant who is a non-Covered Employee (other than the Excess Cash Balance Sub-Account) shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by the blended rate earning during such month by the Fixed Income Fund. Notwithstanding the foregoing, no earnings shall be credited for the month in which the Participant receives the distribution of his Sub-Accounts.

               (c) Other Sub-Accounts of Covered Employees. Except as otherwise described in the Plan, at the end of each calendar month during a Plan Year, the Sub-Accounts of each Participant who is a Covered Employee (other than the Excess Cash Balance Sub-Account) shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by the blended rate earning during such month by the Fixed Income Fund. Notwithstanding the foregoing:
               (i) No earnings shall be credited for the month in which the Participant receives the distribution of the principle amount of his Sub-Accounts.
               (ii) In the event that the ROTCE Table Rate determined for such Plan Year exceeds the Fixed Income Fund rate credited to the Sub-Accounts, the Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account and Excess Matching Sub-Account of the Participants who are Covered Employees shall retroactively be credited with the difference between (1) the Fixed Income Fund rate and (2) the amount determined by multiplying the average balance of such Sub-Accounts during each month of such Plan Year by the ROTCE Table Rate determined for such Plan Year, compounded monthly. The ROTCE Table Rate calculation described in the preceding sentence shall be made during the month in which the Participant incurs a Termination of Employment and shall be based on the year-to-date ROTCE Table Rate for the month ending prior to the date of Termination, as calculated by the Company.
          SECTION 4.3 Changes in/Limitations on Earnings Assumptions.
               (a) The Company may change the earnings rate credited to Accounts hereunder at any time upon at least 30 days advance notice to Participants. Changes made prior to January 1, 2008 must be ratified or confirmed by the NACCO Industries, Inc. Benefits Committee (the “Benefits Committee”). Changes made on or after January 1, 2008 must be ratified or confirmed by the Compensation Committee.
               (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.
ARTICLE V
VESTING
          SECTION 5.1 Vesting. A Participant shall always be 100% vested in all amounts credited to his Account hereunder and in his Excess Pension Benefits.
ARTICLE VI
DISTRIBUTION OF BENEFITS
          SECTION 6.1 Excess Pension Benefits. The Cash Balance Employees (or their Beneficiary(ies), if applicable) shall automatically receive a payment of the December 31, 2007 balance of their Excess Cash Balance Sub-Account in the form of a single lump sum payment during the period from January 1, 2008 through January 31, 2008.

          SECTION 6.2 Payment of Non-Excess Cash Balance Sub-Accounts — Prior Elections Void. All Participant elections regarding the time and form of payment of all Sub-Accounts under prior Plan documents, including elections made by terminated Participants, shall be void and of no further force and effect as of the close of business on December 31, 2007.
          SECTION 6.3 Time and Form of Payment of Non-Excess Cash Balance Sub-Accounts to Non-Covered Employees. Except as specified in Section 6.1, all remaining amounts allocated to the Account of a Participant who is not a Covered Employee shall automatically be paid to the Participant (or his Beneficiary, if applicable) in the form of a single lump sum payment during the period from January 1, 2008 through April 30, 2008.
          SECTION 6.4 Time and Form of Payment of Non-Cash Balance Sub-Accounts to Covered Employees.
               (a) Except as specified in Subsection (b) or Sections 6.1 and 6.5, all remaining amounts allocated to the Account of a Participant who is a Covered Employee shall be paid to the Participant (or his Beneficiary, if applicable) in accordance with the following rules: (i) his Account balance as of December 31, 2007 (after adjustment for the Excess Profit Sharing Benefits and ROTCE Rate earnings for 2007) shall automatically be paid in the form of a single lump sum payment on the date of his Termination of Employment and (ii) the earnings that are credited to his Account for each Plan Year commencing on or after January 1, 2008, increased by 15%, shall automatically be paid in the form of annual lump sum payments during the period from January 1st through March 15th of the immediately following Plan Year. Notwithstanding the foregoing, during the Plan Year in which a Covered Employee receives the payment of his frozen Account balance pursuant to clause (i) of the preceding sentence, such Covered Employee shall also receive payment of the pro-rata earnings for such Plan Year (calculated through the last day of the month prior to the payment date) and the corresponding 15% uplift at the same time that the Covered Employee receives payment of such frozen Account balance.
               (b) Notwithstanding the foregoing, in the event of a Change in Control, all remaining amounts allocated to the Account of a Participant who is a Covered Employee shall be paid in the form of a lump sum payment during the period that is thirty days prior to, or within two (2) business days after, the date of the Change in Control, as determined by the Compensation Committee.
          SECTION 6.5 Other Payment Rules and Restrictions.
(a)	Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation.

(b)	Delayed Payments Due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary, the Company shall not be required to make any payment hereunder to any Participant or Beneficiary if the making of such payment would jeopardize the ability of the Company to continue as a going concern; provided that any missed payment is made during the first calendar year in which the funds of the Company are sufficient to make the payment without jeopardizing the going concern status of the Company.

(c)	Key Employees. Notwithstanding any provision of the Plan to the contrary, distributions to Key Employees made on account of a Termination of Employment may not be made before the 1st day of the 7th month following such Termination of Employment (or, if earlier, the date of death) except for payments made on account of (i) a domestic relations order (as specified in Section 8.5) or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection (e) below). Any Benefits that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment within 10 days following the 1st day of the 7th month following such Termination of Employment.

(d)	Time of Payment/Processing. Except as described in Sections 6.4(b) and 6.5(c), all payments under the Plan shall be made on, or within 90 days of, the specified payment date.

(e)	Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Code Section 409A and the treasury regulations issued thereunder, payments hereunder may be accelerated (i) to the extent necessary to comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements or (ii) to the extent necessary to pay the FICA taxes imposed on Benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

(f)	Withholding/Taxes. All amounts payable under the Plan shall be reduced by any applicable employment or income taxes.
ARTICLE VII
BENEFICIARIES
          SECTION 7.1 Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant’s death. Separate Beneficiary designations may be made for (a) the Excess 401(k) and Excess Matching Sub-Accounts, (b) the Excess Profit Sharing Sub-Account, (c) the Excess Employer Added Sub-Account and (d) the Excess Pension Benefits. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, (i) the Beneficiary of a Participant for his Excess Pension Benefits shall be his beneficiary under the Cash Balance Plan and (ii) the Beneficiary of a Participant for his Account shall be his Beneficiary under the Savings Plan. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant’s Beneficiary unless the Participant’s designation specifically provided to the contrary. If two or more persons designated as a Participant’s Beneficiary are in existence with respect to a single Excess Retirement Benefit the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant’s designation specifically provides for a different allocation.
          SECTION 7.2 Change in Beneficiary. (a) Anything herein or in the Qualified Plans to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the applicable underlying Qualified Plan. In other words, the Beneficiary hereunder need not be the same as under the applicable underlying Qualified Plan.
               (b) Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.
          SECTION 7.3 Distributions to Beneficiaries. The Excess Pension Benefit and all other Excess Retirement Benefits payable to a Beneficiary under this Plan shall be paid in a lump sum payment in accordance with the rules described in Article VI.
ARTICLE VIII
MISCELLANEOUS
          SECTION 8.1 Liability of Company. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Company and any Participant, Beneficiary or any other person.
          SECTION 8.2 Limitation on Rights of Participants and Beneficiaries — No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Company.
          SECTION 8.3 No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of the Company solely at the will of the Company subject to discharge at any time, with or without cause.

          SECTION 8.4 Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such Benefit.
          SECTION 8.5 Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary. Notwithstanding the foregoing, the Plan Administrator shall honor a judgment, order or decree from a state domestic relations court which requires the payment of part or all or a Participant’s or Beneficiary’s interest under this Plan to an “alternate payee” as defined in Code Section 414(p).
          SECTION 8.6 Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
          SECTION 8.7 Effect on other Benefits. Benefits payable to or with respect to a Participant under the Qualified Plans or any other Company-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.
          SECTION 8.8 Liability for Payment/Expenses. The Company shall be liable for the payment of the Excess Benefits which are payable hereunder to the Participants. Expenses of administering the Plan shall be paid by the Company.
ARTICLE IX
ADMINISTRATION OF PLAN
          SECTION 9.1 Administration. (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants, or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular Employee is a Participant, and (ii) to determine if a person is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator’s determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.

               (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators.
          SECTION 9.2 Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.
          SECTION 9.3 Claims Procedures. The Plan Administrator shall determine the rights of any person to any Excess Retirement Benefits hereunder. Any person who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing.
               A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:
(a)	the specific reasons for the denial;

(b)	specific reference to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the claim review procedure and the time limits applicable thereto (including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review).
               A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Compensation Committee shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Compensation Committee shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 9.1(a) above.

               The Compensation Committee shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.
          SECTION 9.4 Revocability of Action/Recovery. Any action taken by the Plan Administrator, the Company or the Compensation Committee with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person, and acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator’s, the Company’s or the Compensation Committee’s making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.
          SECTION 9.5 Amendment. The Company (with the approval or ratification of the Compensation Committee) may at any time amend any or all of the provisions of this Plan, except that, without the prior written consent of the affected Participant, no such amendment (a) may reduce the amount of any Participant’s Excess Retirement Benefit as of the date of such amendment, (b) may suspend the crediting of earnings on the balance of a Participant’s Account, until the last day of the month prior to the date the entire balance of such Account has been distributed or (c) may alter the time of payment provisions of Article VI of the Plan, except for any amendments that (i) are required to bring such provisions into compliance with the requirements of Code Section 409A or (ii) accelerate the time of payment in a manner permitted by Code Section 409A. Notwithstanding the foregoing, the Company (with the approval or ratification of the Compensation Committee) specifically reserves the right to change or suspend the amount of the uplift described in Section 6.4(a) hereof at any time. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.
          SECTION 9.6 Termination. The Company has taken action to terminate (i) the Excess Pension Benefit portion of the Plan effective December 31, 2007 and (ii) the non-Excess Pension Benefit portion of the Plan applicable to non-Covered Employees during 2008 after the final payment has been made. In addition, the Company, in its sole discretion, may terminate the remainder of this Plan at any time and for any reason whatsoever, except that, without the prior written consent of the affected Covered Employee, no such termination may violate any of the protections described in Section 9.5 hereof. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants at a time determined by the Plan Administrator. In the event of such termination, the Company may require the immediate payment of all Excess Retirement Benefits in the form of a lump sum.
               Executed, this 14th day of December, 2007.

HAMILTON BEACH BRANDS, INC.
By:	/s/ Charles A. Bittenbender
Title: Assistant Secretary

Appendix A. Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence occurs on or after January 1, 2008 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:
I. i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.	The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which either of the following apply (such a Business Combination, an “Excluded Business Combination”) (A) a Business Combination involving Housewares Holding Co. (or any successor thereto) that relates solely to the business or assets of The Kitchen Collection, Inc. (or any successor thereto) or (B) a Business Combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:
(A)	directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B)	by any Person pursuant to an Excluded NACCO Business Combination (as defined below);
provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner"(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner"(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or
ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii.	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):
(A)	the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B)	at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.
III.	Definitions. The following terms as used herein shall be defined as follow:
1.	“Incumbent Directors” means the individuals who, as of December 31, 2007, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.
2.	“Permitted Holders” shall mean, collectively, (i) the parties to the Stockholders’ Agreement, dated as of March 15, 1990, as amended from time to time, by and among National City Bank, (Cleveland, Ohio), as depository, the Participating Stockholders (as defined therein) and NACCO; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

3.	“Related Company” means Hamilton Beach Brands, Inc. and its successors (“HB”), any direct or indirect subsidiary of HB and any entity that directly or indirectly controls HB.